EXHIBIT 10.42
SECURED PROMISSORY NOTE

$297,300	Atlanta, GA December 30, 2009
FOR VALUE RECEIVED, the undersigned Fullnet Communications, Inc. an Oklahoma corporation (Borrower), promises to pay to the order of High Capital Funding, LLC, a Delaware limited liability company and assigns (Lender) at 333 Sandy Springs Circle, Suite 230, Atlanta, GA 30328, or at such other place as might be designated in writing by the Lender, the principal sum of $297,300 in lawful money of the United States of America, on December 30, 2011. (Maturity Date), together with interest on the unpaid principal balance of said principal sum at the rate of six per cent (6%) per annum (computed on the basis of a 365 day year) payable monthly in arrears from the date hereof until such principal sum is fully paid: provided, however, Borrower shall make monthly payments of interest only until it commence making monthly principal and interest payments of $3,300.64 on January 31, 2011.
This Note shall be secured by a lien on all of the tangible and intangible assets of Borrower, as more fully set forth in the Security Agreement attached as Exhibit 1 hereto and made a part hereof.
The Borrower will have the right at any time and from time to time to prepay the unpaid principal balance of this Note in whole or in part without penalty with interest on the unpaid principal balance accrued to the date of prepayment.
This Note shall be governed and construed in accordance with the internal laws of the State of Georgia without regard to the principles of conflict of laws. Borrower consents to the jurisdiction of the Superior Court of the State of Georgia, Fulton County and/or any Federal District court located in the State of Georgia for any suit brought under this Note.
The Borrower agrees that a facsimile of this Note signed on behalf of Borrower shall constitute an enforceable obligation against Borrower. If suit is brought for the collection of this Not, borrower shall not be entitled to raise as a defense that a facsimile of this Note and not an original has been placed in evidence.
The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender’s rights under this Not, the Borrower will pay the Lender’s reasonable attorneys’ fees, all court costs and all other expenses incurred by the Lender in connection therewith.
IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.

Fullnet Communications, Inc.
By:
Timothy J. Kilkenny, CEO

By:
Roger Baresel, President & CFO

SECURITY AGREEMENT
THIS SECURITY AGREEMENT, (“Agreement”) is made as of this 30th day of December, 2009, by and among, Fullnet Communications, Inc. an Oklahoma corporation (hereinafter “Borrower”) and HIGH CAPITAL FUNDING, LLC (the “Lender”).
WHEREAS, this Agreement is given to secure performance of the obligations (“Obligations”) under the Secured Promissory Note dated December 30, 2009 (“Secured Note”), executed by Borrower, in favor of Lender in the principal amount of $297,300, together with interest thereon as provided for in the Secured Note.

NOW, THEREFORE, in consideration of the loan made by the Lender to Borrower, and further consideration of the covenants and promises contained in this Agreement, and for other good and valuable consideration, the parties agree as follows:
1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
(a) “Collateral” has the meaning set forth in paragraph 3 hereof.
(b) “PTO” means the United States Patent and Trademark Office.
(c) “UCC” means the Uniform Commercial Code as in effect in the State of Oklahoma.
(d) Terms Defined in UCC. Where applicable in the context of this Agreement and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.
(e) Reserved.
(f) Construction. In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of any Collateral by Borrower; (ii) “includes” and “including” are not limiting; (iii) “or” is not exclusive; and (iv) “all” includes “any” and “any” includes “all.”
2. Reserved.
3. Security Interest.
(a) Grant of Security Interest. As security for the payment and performance of the Obligations, Borrower hereby assigns, transfers and conveys to Lender, and grants to Lender, a security interest in and to all of Borrower’s right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Borrower now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the “Collateral”):
(i) Accounts;
(ii) Chattel Paper and Electronic Chattel Paper;
(iii) Fixtures;
(iv) Goods;
(v) Inventory;
(vi) Software;
(vii) all patents, trademark, patent applications and trademark applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof.
(viii) Borrower represents and warrants to Lender that a true and correct list of all of the existing Collateral consisting of U.S. patents, trademark, patent applications and trademark applications or registrations owned by Borrower, in whole or in part, is set forth in Schedule “1”;
(ix) all General Intangibles and all intangible intellectual or other similar property of Borrower of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and
(x) all Proceeds of any and all of the foregoing Collateral (including license royalties, rights to payment, accounts and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.
(b) Continuing Security Interest. Borrower agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance herewith.
(c) Termination of Security Interest. Lender hereby agrees that upon the timely payment by Borrower to Lender of the first twelve interest only payments under the Secured Note, this Security Agreement shall terminate and shall be of no further force or effect. Lender does hereby agree to execute and deliver a release of this Security Interest within (5) days after the twelfth interest only payment. If Lender fails to execute and deliver the release required herein within the allowed time period, Borrower Is hereby authorized to execute, file and record in Lender’s stead an instrument terminating this security interest.

4. Collateral Free of Other Security Interests. Borrower warrants that no financing statement covering any of the Collateral or its proceeds is on file in any public office at this date or will be on file with respect to the Collateral at the time the Collateral becomes subject to this Agreement (except as set forth on Schedule 2). No other material security affects the Collateral at this date, and no arrangement exists whereby the Collateral will in the future become subject to a security interest senior to the lien of this Security Agreement.
Borrower authorizes Lender at its option and its sole discretion to discharge any taxes, charges, assessments, liens or other security interests or other encumbrances to which the Collateral may become subject. Lender may pay amounts to preserve and maintain the Collateral, if Borrower fails to do so. Borrower agrees to reimburse Lender within 10 days after demand for any payment made or any expense incurred by Lender pursuant to the foregoing authorization, together with interest on the amount expended at the rate of 18% per annum from the date of the payment. Any such amounts shall be secured by and under this Agreement.
5. Fees and Taxes. Borrower will use reasonably commercial efforts to timely pay any and all license fees, taxes, assessments and public charges, general and special, that may at any time be levied or assessed upon or against Collateral.
6. Maintenance of Collateral. Borrower will, at Borrower’s expense, maintain and keep the tangible Collateral at its present location (or will provide Lender with reasonable advance written notice if any such Collateral is to be moved) in good order and repair, ordinary wear and tear excepted, and shall not, without the prior written consent of Lender, sell, dispose of or substantially alter the Collateral, except dispositions or alterations in the ordinary course of Borrower’s business.
Borrower will not use the Collateral in material violation of any ordinance or state or federal statute or any administrative rules or regulation of law.
Borrower will use reasonably commercial efforts to avoid the Collateral from being attached or seized by any legal process. Borrower will defend and indemnify Lender from all expense and liability of every kind to any person or to the property of any person by reason of or in connection with the delivery, possession or use of the Collateral.
7. Further Acts. On a continuing basis, Borrower shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Lender to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Borrower’s compliance with this Agreement or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO or any applicable state office. Lender may record this Agreement, an abstract thereof, or any other document describing Lender’s interest in the Collateral with the PTO, at the expense of Borrower. In addition, Borrower authorizes Lender to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Lender. If the Borrower shall at any time hold or acquire a commercial tort claim arising with respect to the Collateral, the Borrower shall immediately notify Lender in a writing signed by the Borrower of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.
8. Authorization to Supplement. If Borrower shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent or trademark, the provisions of this Agreement shall automatically apply thereto. Borrower shall give prompt notice in writing to Lender with respect to any such new patent or trademark rights. Without limiting Borrower’s obligations hereunder, Borrower authorizes Lender unilaterally to modify this Agreement by amending Schedule “1” to include any such new patent or trademark rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule “1” shall in any way affect, invalidate or detract from Lender’s continuing security interest in all Collateral, whether or not listed on Schedule “1.”
9. Additional Parties and Collateral. In the event that the Company forms or acquires an interest in any entity that becomes a subsidiary of the Company prior to payment in full of the Secured Notes, Borrower agrees that it will cause any such subsidiary to become a signatory to this Agreement and further agrees that as a result of such action, the tangible and intangible assets of any such subsidiary shall become Collateral pursuant to this Agreement to the same extent as if any such subsidiary had executed this Agreement as an original signatory and its tangible and intangible assets had been included in Section 3(a) above, provided, however, that with respect to any acquired entity, the existence and continuance of security agreements of any such entity in effect at the time of such acquisition shall not constitute a breach of this agreement. Borrower expressly acknowledges that a failure to comply with the provisions of this Section 9 shall constitute a default under this Agreement.
10. Default. The breach or failure of any term, agreement or covenant of this Agreement, the occurrence of an event of default upon any term contained in the Secured Note, or the occurrence of any event of default specified below, shall constitute a default hereunder.
(a) Borrower fails to make any payment hereunder when due, which failure has not been cured within Ten (10) days following such due date.
(b) Any defined event of default occurs under any contract or instrument pursuant to which Borrower has incurred any liability for borrowed money in excess of twenty-five thousand dollars ($25,000.00), which event of default has not been waived within Five (5) business days following such occurrence, and which event of default is reasonably likely to materially affect the Company’s business.

(c) A petition to take advantage of any insolvency act is filed by or against Borrower; Borrower makes an assignment for the benefit of its creditors; a proceeding for the appointment of a receiver, trustee, liquidator or conservator of Borrower of a whole or any substantial part of Borrower’s property is filed by or against Borrower; a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state is filed by or against Borrower.
(d) A court of competent jurisdiction enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of its properties, or approves a petition filed by or against Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United “States of America or any state; or if, under the provision of any other law for the relief or aid of debtors, a court of competent jurisdiction assumes custody or control of Borrower or of the whole or any substantial part of its properties; or there is commenced by or against Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of thirty (30) days; or if Borrower by any act indicates its consent to or approval of any such proceeding or petition.
(e) If (i) any judgment remaining unpaid, unstayed or undismissed for a period of Sixty (60) days is rendered against Borrower which by itself or together with all other such judgments rendered against Borrower remaining unpaid, unstayed or undismissed for a period of Sixty (60) days, is in excess of Ten Thousand Dollars ($10,000.00), or (ii) there is any attachment or execution against Borrower’s properties remaining unstayed or undismissed for a period of Sixty (60) days which by itself or together with all other attachments and executions against Borrower’s properties remaining unstayed or undismissed for a period of Sixty (60) days is for an amount in excess of Ten Thousand Dollars ($10,000.00).
11. Remedies. Upon the occurrence of any default as defined above, Lender will have the right at its option to enforce and to exercise any or all of its rights under this Agreement or otherwise. In addition to all other rights and remedies, Lender shall have the remedies of a secured party under the UCC. In exercising these remedies, Lender and Borrower agree as follows:
(a) Lender may at its option require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties. In the event Borrower fails or refuses to assemble the Collateral, Lender shall have the right, and Borrower hereby authorize and empowers Lender, to enter the premises upon which the Collateral is located in order to remove the same.
(b) Lender will give Borrower reasonable notice of the time and place of any public sale of the Collateral, or of the time after which any private sale or other intended disposition of the Collateral is to be made, unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market. The requirement of reasonable notice shall be met if a written notice is mail to Borrower postage prepaid, to the address of Borrower last known to Lender, at least 10 days prior to the date of the sale or disposition.
(c) Borrower agrees to surrender possession of the Collateral to Lender in the event Lender elects to foreclose this security interest. Borrower waives any notice of the exercise of any and all options reserved to Lender by this Agreement.
(d) Borrower will, upon Lender’s request, deliver to Lender all original invoices, bills, charge or credit card receipts, books and records and other documents evidencing or describing any of the account receivable constituting a part of the Collateral. Borrower will also execute and deliver to Lender an assignment of the right to receive payments under all such Accounts. The parties recognize, however, that in the event of default such Accounts shall be deemed assigned to Lender, whether or not the assignments described above are actually delivered.
(e) Lender shall have the right and are hereby authorized to collect all amounts due under the Accounts; sue or take other actions to collect the same in its own name or as assignee of or in the name of Borrower compromise or give acquittance for amounts due; and use such other measures as Lender may in its sole discretion deem appropriate for collection of the Accounts. All such actions shall be taken at the sole expense of Borrower who agrees to reimburse Lender for all reasonable amounts expended (including a reasonable attorney’s fee), together with interest thereon from the date of expenditure at the rate then applicable under the Secured Notes.
(f) This Agreement constitutes a direction to and full authority to any Account debtor to pay directly to Lender any such accounts. No proof of default shall be required. Any such debtor is herby irrevocably and unconditionally authorized to rely upon and comply with any notice from Lender. The debtor shall not be liable to Borrower or any person claiming under Borrower for making any payment or rendering any performance to Lender. The debtor shall have no obligation or right to inquire whether any default has occurred or is then existing. By its execution of this Agreement, Borrower irrevocably and unconditionally joins in, authorizes and consents to the above instructions.

(g) The proceeds of any sale of the Collateral shall be applied to the following items in the following order: (a) the reasonable expenses of repossessing the Collateral and preparing for the holding the sale, including without limitation all reasonable attorney’s fees incurred by Lender; (b) interest and principal then due (by acceleration or otherwise) under the Secured Note and any other debts specifically secured by the Agreement; (c) interest and principal then due (by acceleration or otherwise) under any other debts of Borrower to Lender (to be applied in whatever order Lender may in its sole discretion determine); (d) indebtedness of Borrower to other secured parties, provided written notice of demand therefore is received by Lender before the sale (to be applied in the order Lender receives the requires); and (e) the balance, if any, to Borrower.
12. Set-off. Upon default by Borrower under this Agreement, Lender (or the holder or owner of any debt secured by this Agreement) shall immediately have the right without further notice to Borrower to set off against the Secured Note and any other debts secured by this Agreement all debts of Lender (or such holder or owner) to Borrower, whether or not then due.

13. Notice. All notices, requests, certificates or other communications permitted or required hereunder (“notices”) shall be conclusively deemed to have been received and shall be effective (i) on the day on which delivered by hand, email or telecopier to the respective party; (ii) if sent by registered or certified mail, return receipt requested, postage prepaid; (iii) on the third Business Day after the day on which mailed, addressed to the respective party; or (iv) if sent by overnight courier, the next business day after being sent by overnight courier. Notices may be delivered as follows:

To the Company:	Fullnet Communications, Inc. 201 Robert S. Kerr Avenue, Suite 210 Oklahoma City, OK 73102 Attn: Roger P. Baresel, Pres & CFO Tel: 405 232-0958x102 Fax: 405 236-8201 E-mail: rbaresel@fullnet.net

To the Lender:	High Capital Funding, LLC 333 Sandy Springs Circle, Suite 230 Atlanta, GA 30328 Attn: David A. Rapaport, EVP & GC Tel: 404 303-8450 Fax: 404 585-4905 Email: drapaport@highcapus.com
14. Miscellaneous. The following provisions are additional terms of this Agreement:
(a) Lender has no duty to maintain, repair or protect the Collateral.
(b) No waiver by Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion.
(c) All rights and remedies of Lender are cumulative and may be exercised successively or concurrently, and shall inure to the benefit of Lender’s assigns.
(d) All obligations of Borrower shall bind his trustees, custodians, general partners, successors and assigns.
(e) The captions of the sections of this Agreement are inserted for convenience only and shall not be used in the interpretation or construction of any provisions hereof.
(f) If any provisions of this Agreement is held invalid or unenforceable, the holding shall affect only the provision in question and all other provisions on this Agreement shall remain in full force and effect.
(g) This Agreement supersedes all prior oral and/or written agreements concerning the subject matter hereof.

IN WITNESS WHEREOF, Borrower has executed this Agreement the day and year first above written.

FULLNET COMMUNICATIONS, INC. an Oklahoma corporation

By:

Timothy J. Kilkenny, CEO

By:

Roger P. Baresel, President

HIGH CAPITAL FUNDING, LLC

By:

Its: